Exhibit 32.1

                CERTIFICATION OF PERIODIC REPORT


I, Mark G. Papa, Chairman of the Board and Chief Executive
Officer of EOG Resources, Inc., a Delaware Corporation (the
"Company"), certify, pursuant to Section 906 of the Sarbanes-
Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     (1) the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section
906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 11, 2004



                                   /s/ MARK G. PAPA
                                       Mark G. Papa
                                   Chairman of the Board and
                                   Chief Executive Officer